

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheets, the Consolidated Statements of Income and the
Consolidated Statements of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          FEB-28-1997
<PERIOD-END>                               FEB-28-1997
<CASH>                                          54,843
<SECURITIES>                                         0
<RECEIVABLES>                                  187,325
<ALLOWANCES>                                    43,033
<INVENTORY>                                     36,479
<CURRENT-ASSETS>                               338,538
<PP&E>                                       1,336,040
<DEPRECIATION>                                 338,204
<TOTAL-ASSETS>                               2,073,355
<CURRENT-LIABILITIES>                          291,721
<BONDS>                                        637,544
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         6,677
<OTHER-SE>                                     659,231
<TOTAL-LIABILITY-AND-EQUITY>                 2,073,355
<SALES>                                              0
<TOTAL-REVENUES>                             1,076,811
<CGS>                                                0
<TOTAL-COSTS>                                  833,048
<OTHER-EXPENSES>                                48,328
<LOSS-PROVISION>                                13,215
<INTEREST-EXPENSE>                              29,676
<INCOME-PRETAX>                                177,257
<INCOME-TAX>                                    71,565
<INCOME-CONTINUING>                            105,692
<DISCONTINUED>                                  11,829
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   117,521
<EPS-PRIMARY>                                     1.86<F1>
<EPS-DILUTED>                                     1.83<F1>

<F1>The Company now presents basic earnings per share (EPS) on the face of its income statement as well as diluted EPS which are calculated in accordance with SFAS 128. The Company has presented basic EPS data in the Earnings per share-primary line and diluted EPS data in the Earnings per share - fully diluted line.

